EXHIBIT 10.94.2

         EXHIBIT D


                       [FORM OF SECURITY AGREEMENT]

     SECURITY AGREEMENT, dated as of May 17, 1996, made by AEGIS AUTO FUNDING CORP. III, a Delaware corporation
(the "Pledgor"), in favor of GREENWICH CAPITAL
FINANCIAL
PRODUCTS, INC., a Delaware corporation (the "Pledgee").


                           W I T N E S S E T H :

     WHEREAS,  pursuant to that certain Warehouse
Lending
Agreement, dated as of May 17, 1996, among The Aegis
Consumer Funding Group, Inc. and Aegis Consumer
Finance,
Inc. ("Aegis Finance"), each a Delaware corporation, the
Pledgor and the Pledgee (the "Warehouse Lending
Agreement"), the Pledgee has agreed to make Loans (as defined therein) to the Pledgor; and

     WHEREAS, it is a condition precedent to the obligation of the Pledgee to enter into the Warehouse
Lending Agreement and to make the Loans to the Pledgor thereunder that the Pledgor shall have executed and delivered this Security Agreement to the Pledgor;

     NOW, THEREFORE, in consideration of the premises and to induce the Pledgee to enter into the Warehouse
Lending
Agreement and to make the Loans to the Pledgor thereunder, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Pledgor hereby agrees with the Pledgee as follows:

     Section 1.     Defined Terms.

          (a)  Unless otherwise defined herein,
capitalized terms which are defined in the Warehouse
Lending Agreement and used herein shall have the meanings given to them in the Warehouse Lending Agreement.

          (b)  The following terms shall have the
following meanings:

     "Aegis Auto Finance" shall mean Aegis Auto
Finance,
Inc., a Delaware corporation.

     "Agreement" shall mean this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

     "Code" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

     "Collateral" shall have the meaning set forth in
Section 2 hereof.

     "Collection Account" shall mean the trust or other account or accounts approved by and for the benefit of the Pledgee established by the Servicer at the Pledgee's direction with First Interstate Bank of California,
N.A.
and/or such other financial institution or institutions as determined by the Pledgee upon written notice to the Pledgor and the Servicer.

     "Computer Tape" shall mean the electronic transmission generated by the Servicer which provides information relating to the Contracts as more particularly described in the Servicing Agreement.

     "Contracts" shall mean retail installment sales contracts and security agreements and all addenda thereto, as amended or supplemented from time to time, secured by Financed Vehicles and purchased by the Pledgor in the ordinary course of its business from Aegis Auto
Finance and pledged by the Pledgor to the Pledgee hereunder and all moneys received thereon or in respect thereof on and after the related Cut-off Date allocable to principal and all moneys received thereon allocable to interest accrued thereon from and including the related
Cut-off Date.

     "Custodian Agreement" shall mean the Tri-Party
Custodian Agreement, dated as of May 17, 1996, by and among the Pledgor, the Pledgee and the Custodian, providing for the custody of the "Collateral Documents" as defined therein.

     "Custodian" shall mean Norwest Bank Minnesota,
National Association, in its capacity as custodian under the Custodian Agreement and its successors and assigns consented to by the Pledgee.

     "Cut-off Date" means May 10, 1996 with respect to the Contracts to be purchased by the Pledgor on the initial Borrowing Date and thereafter, the last
Business
Day of the calendar week preceding the applicable
Borrowing Date with respect to the Contracts to be purchased by the Pledgor on such Borrowing Date.

     "Dealer" shall mean the dealer who sold a Financed
Vehicle to an Obligor and who originated and assigned the
Contract relating to such Financed Vehicle to Aegis
Auto
Finance under a Dealer Agreement, and any successor to such Dealer.

     "Dealer Agreement" shall mean any agreement between
Aegis Auto Finance and a Dealer with respect to the origination of Contracts, substantially in the form attached to the Warehouse Lending Agreement as Schedule
III.

     "Dealer Recourse" shall mean, with respect to any Contract, all rights arising under the related Dealer
Agreement or otherwise against the Dealer which originated such Contract.

     "Financed Vehicles" shall mean any new or used automobile or light-duty truck, together with all accessions thereto, financed by loans arising under Contracts.

     "Insurance Policies" shall mean any comprehensive and collision, fire and theft and physical damage insurance policies maintained by Obligors (including, without limitation, the Obligor's comprehensive insurance policy), any credit policy (including without limitation credit life and credit disability), any Risk Default
Policy and/or any VSI Policy covering the Contracts, Obligors and/or Financed Vehicles.

     "Obligor" shall mean, with respect to a Contract, the purchaser or co-purchaser of the Financed Vehicle and/or any other Person who owes payments under any Contract.

     "Proceeds" shall have the meaning assigned to it under the Code and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with any of the Collateral.

     "Purchase Agreement" shall mean the Purchase
Agreement, dated as of May 17, 1996, between the Pledgor and Aegis Auto Finance.

     "Records" shall mean, with respect to any Contract, all documents, books, records and other information
(including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Contract.

     "Related Assets" shall mean (i) the Titles and the security interests in Financed Vehicles granted by the Obligors pursuant to the Contracts, (ii) the Pledgor's rights, remedies, powers and privileges under the Contracts, including any personal guaranty thereof,
(iii)
the Pledgor's rights, remedies, powers and privileges under the Related Documents, (iv) all rights, remedies, powers and privileges under the Dealer Agreements, including but not limited to Dealer Recourse and any holdback amounts, (v) insurance proceeds under Insurance
Policies, (vi) all other property that shall secure any Contract and (vii) all proceeds of all or any of the foregoing.

     "Related Documents" shall mean the Custodian
Agreement, the Purchase Agreement, the Servicing
Agreement and the Sub-Servicing Agreement.

     "Risk Default Policy" shall mean the risk default insurance policy providing default insurance with respect to Contracts issued by The Connecticut Indemnity
Company
or any other insurance company approved by the Pledgee in writing.

     "Servicer" shall mean Aegis Auto Finance.

     "Servicing Agreement" shall mean the Servicing
Agreement, dated as of May 17, 1996, between the Pledgor and the Servicer.

     "Sub-Servicer" shall mean American Lenders
Facilities, Inc. or any other Sub-Servicer approved by the Pledgee in writing.

     "Sub-Servicing Agreement" shall mean the Master
Servicing Agreement dated as of April 6, 1996 between
Aegis Consumer Finance, Inc. and the Sub-Servicer.

     "Title" shall mean, with respect to each Contract, the original certificate of title or other document evidencing the security interest in a Financed Vehicle, or a guarantee of title or a copy of an application for title if no certificate of title or other document evidencing the security interest in the Financed
Vehicle
has yet been issued.

     "VSI Policy" shall mean any vendor's single interest physical damage insurance policy with respect to Contracts providing insurance coverage for open peril physical loss or damage, instrument non-filing, conversion and confiscation losses and physical loss or damage to repossessed vehicles.

          (c)  The words "hereof," "herein" and
"hereunder" and words of similar import when used in this
Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

          (d)  The meanings given to terms defined
herein
shall be equally applicable to both the singular and plural forms of such terms.

     Section 2.     Grant of Security Interest.  As
collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Pledgor hereby pledges, assigns and transfers to the Pledgee and its successors, endorsees, transferees and assigns and hereby grants to the Pledgee and its successors, endorsees, transferees and assigns a continuing security interest in all of the Debtor's right, title and interest in, to and under all of the following property whether now owned or existing or at any time hereafter acquired or arising by the Pledgor or in which the Pledgor now has or at any time in the future may acquire any right, title or interest wheresoever located (collectively, the "Collateral"):

                (i)  all Contracts and the Vehicles
          securing the Contracts;

               (ii)  all Records;

              (iii)  all Related Assets;

               (iv)  the Collection Account and all
          moneys and investments held therein; and

                (v)  all books and records pertaining
to
          the Collateral;

               (vi)  to the extent not otherwise
          included, all Proceeds and products of any and
          all of the foregoing.

     Section 3.     Rights of Pledgee; Limitations on
Pledgee's and Obligations.

          (a)  No Liability of Pledgee under Contracts
or
Related Assets. The Pledgee shall have no obligation or liability under any Contract or any Related Asset by reason of or arising out of this Agreement or the receipt by the Pledgee of any payment relating to such Contract or any Related Asset pursuant hereto, nor shall the Pledgee be obligated in any manner to perform any of the obligations of the Pledgor under or pursuant to any Contract or any Related Asset or any other Collateral, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any
Contract or any Related Asset, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b)  Notice to Obligors, etc.  Upon the
request
of the Pledgee at any time after the occurrence and during the continuance of an Event of Default, the Pledgor shall notify the parties to any Contract upon request from the Pledgee that such Contract has been assigned to the Pledgee and that payments in respect thereof shall be made directly to the Pledgee. At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Pledgee may in its own name or in the name of others communicate with the parties to any Contract to verify with them to its satisfaction the existence, amount and terms of such Contract.

     Section 4.     Representations and Warranties.
The
Pledgor hereby represents and warrants to the Pledgee that:

          (a)  Power and Authority.  The Pledgor has
the
corporate power and authority, and the legal right, to make, deliver and perform its obligations under, and to grant the security interest in the Collateral to the extent provided in, and pursuant to, this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of, and grant of the security interest in the Collateral to the extent provided in, and pursuant to, this Agreement.

          (b)  Title; No Other Liens.  Except for the
Liens granted to the Pledgee pursuant to this Agreement, the Pledgor owns each item of the Collateral free and clear of any and all Liens. Except as set forth on
Schedule 2 hereto, no security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Pledgee pursuant to this Agreement.

          (c)  Perfected First Priority Liens.  (i)
This
Agreement is effective to create, as collateral security for the Obligations, valid and enforceable Liens on the Collateral in favor of the Pledgee.

               (ii) Upon filing of the financing
statements delivered to the Pledgee by the Pledgor on the
Closing Date in the jurisdictions listed in Schedule 3 hereto (which financing statements are in proper form for filing in such jurisdictions) and the delivery to, and continuing possession by, the Pledgee or its nominee of all the Contracts, the Liens created pursuant to this Agreement will constitute a first priority perfected security interest in the Collateral in favor of the Pledgee, which Liens will be prior to all other Liens of all other Persons and which Liens are enforceable as such as against all other Persons.

          (d)  Consents.  Except as set forth on
Schedule
4 hereto, no consent or authorization of, filing with or other act by or in respect of any Governmental
Authority
or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of any Collateral by the Pledgor or (to the knowledge of the Pledgor) any other party thereto other than those which have been duly obtained, made or performed and are in full force and effect.

          (e)  Chief Executive Office.  The Pledgor's
chief executive office and chief place of business and the place where it maintains its books and records is located at 525 Washington Boulevard, Jersey City, New
Jersey 07310 or such other location of which the Pledgor shall have provided written notice to the Pledgee pursuant to Section 5(i) hereof.

     (f) Trade Names. Any and all trade names or prior names under which the Pledgor transacts, intends to transact (or has transacted within the five (5) years preceding the Closing Date) any part of its business are those which are set forth on Schedule 5 hereto.

     Section 5.     Covenants.  The Pledgor covenants
and
agrees with the Pledgee that, from and after the date of this Agreement until the termination of this Agreement in accordance with Section 12(a):

          (a)  Further Documentation; Delivery of
     Instruments. At any time and from time to time, upon the written request of the Pledgee and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Pledgee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform
     Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Pledgor also hereby authorizes the Pledgee to file any such
     financing or continuation statement without the signature of the Pledgor to the extent permitted by
     applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          (b)  Indemnification.  The Pledgor agrees to
     pay, and to save the Pledgee and its agents, officers, directors and successors harmless from, any and all liabilities and reasonable costs and expenses (including, without limitation, reasonable
     legal fees and expenses) (i) with respect to, or resulting from, any delay by the Pledgor in paying any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay by the Pledgor in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement, provided that such indemnity shall not, as to the Pledgee or any of its agents, officers, directors and successors, be available to the extent that such liabilities, costs and expenses resulted from the gross negligence or willful misconduct of any of the same. In any suit, proceeding or action brought by
     the Pledgee under any Contract or any other
     Collateral for any sum owing thereunder, or to enforce any provisions of any Contract or any other
     Collateral, the Pledgor will save, indemnify and keep the Pledgee and its agents, officers, directors and successors harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the obligor thereunder, arising out of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor, such obligor or any of their respective successors from the Pledgor.

          (c)  Maintenance of Records.  The Pledgor
will
     keep and maintain at its own cost and expense reasonably satisfactory and complete records of the
     Collateral, including, without limitation, a record
     of all payments received and all credits granted with respect to the Collateral, and shall mark such
     records to evidence this Agreement and the Liens and the security interests created hereby. For the
     Pledgee's further security, the Pledgee, shall have
     a security interest in all of the Pledgor's books and records pertaining to the Collateral, and the Pledgor shall permit the Pledgee or its representatives to review such books and records at
     the location where such books and records are kept and at the reasonable request of the Pledgee.

          (d)  Limitation on Liens on Collateral.  The
     Pledgor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is reasonably necessary to remove, any Lien or adverse claim on or to any of the Collateral (other than the Liens created hereby) and will defend the right, title and interest of the Pledgee in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (e)  Limitations on Dispositions of
     Collateral. Without the prior written consent of the Pledgee, the Pledgor will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or attempt, offer or contract to do so, except as otherwise permitted by the Warehouse Lending
     Agreement.

          (f)  Limitations on Discounts, Compromises,
     Extensions of Time. At all times, the Pledgor will
     not permit, except in the ordinary course of business, grant any extension of the time of payment of any Contract or other Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever
     thereon, unless such extensions, compromises, compoundings, settlements, releases, credits or discounts are expressly permitted by the Warehouse
     Lending Agreement.

          (g)  Limitations on Modifications, Waivers,
     Extensions of Contracts. The Pledgor will not, except in the ordinary course of business, amend, modify, terminate or waive any material provision of any Contract, which could reasonable be expected
     to materially adversely affect the value of such Collateral. The Pledgor will promptly deliver to the Pledgee a copy of each material demand, notice or document received by it relating in any way to any Contract.

          (h)  Further Identification of Collateral.
     The Pledgor will furnish to the Pledgee from time to time such statements and schedules further identifying and describing the Collateral, and such
     other reports in connection with the Collateral, as
     the Pledgee may reasonably request, all in reasonable detail.

          (i)  Notices.  The Pledgor will advise the
     Pledgee promptly, in reasonable detail, at its address set forth in Section 14 hereof, (i) of any Lien (other than Liens created hereby on, or material adverse claim asserted against, any of the
     Collateral and (ii) of the occurrence of any other event which could reasonably be expected in the aggregate to have a material adverse effect on the aggregate value of the Collateral or the Liens created hereunder.

          (j)  Changes in Locations, Name, etc.  The
     Pledgor will not (i) change the location of its chief executive office/chief place of business from
     that specified in Section 4(e) hereof or remove its
     books and records from the location specified in
     Section 4(e) hereof, or (ii) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become seriously misleading, unless, in each case, the Pledgor (x) shall have given the Pledgee at least 30 days' prior written notice thereof and (y) prior to effecting any such change, shall have taken such actions as may be necessary or, upon the reasonable
     request of the Pledgee, advisable to continue the perfection and priority of the Liens granted pursuant hereto.

     Section 6.     Pledgee's Appointment as
Attorney-in-Fact.

          (a)  Powers.  The Pledgor hereby irrevocably
constitutes and appoints the Pledgee and any officer or agent of the Pledgee, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Pledgee's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this
Agreement to the extent permitted by law, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Pledgee the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do, at any time when an Event of Default has occurred and is continuing, the following to the extent permitted by law:

                (i)  in the name of the Pledgor or its
          own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any
Collateral
          and to file any claim or to take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Pledgee for the purpose of collecting any and all such moneys due under such Collateral whenever payable;

               (ii)  to pay or discharge taxes and
Liens
          levied or placed on the Collateral, to effect any repairs or any insurance called for by the
          terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                (iii)     (A) to direct any party
liable for
          any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Pledgee or as the Pledgee shall direct; (B) to ask for, or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with
          any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at
          law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the
          Pledgor with respect to any of the
Collateral;
          (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Pledgee may
          deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Pledgee were the absolute owner thereof for all purposes, and to do, at the Pledgee's option and the Pledgor's expense, at any time,
          or from time to time, all acts and things which the Pledgee deems reasonably necessary to protect, preserve or realize upon the Collateral and the Pledgee's Liens thereon
and
          to effect the intent of this Agreement, all as
          fully and effectively as the Pledgor might do.

The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until the payment in full of the Obligations and the and the termination of the Warehouse
Lending Agreement.

          (b)  Other Powers.  The Pledgor also
authorizes
the Pledgee, from time to time if an Event of Default shall have occurred and be continuing, to execute and/or file and record, in connection with any sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c) No Duty on the Part of the Pledgee. The powers conferred on the Pledgee and hereunder are solely to protect the Pledgee's interests in the Collateral and shall not impose any duty upon the Pledgee to exercise any such powers. The Pledgee shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees, affiliates, agents or successors shall be responsible to the Pledgor for any act or failure to act hereunder, except for their gross negligence or willful misconduct.

     Section 7.     Performance by Pledgee of Pledgor's
Obligations. If the Pledgor fails to perform or comply with any of its agreements contained herein and the Pledgee, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreements, the reasonable expenses of the Pledgee incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the default rate applicable to the Loans as set forth in the Warehouse Lending
Agreement, shall be payable by the Pledgor to the Pledgee on demand, and the Pledgor's obligations to make such payments shall constitute Obligations secured hereby.

     Section 8.     Proceeds.  It is agreed that if an
Event of Default shall occur and be continuing, (a) all Proceeds of any Collateral received by the Pledgor consisting of cash, checks and other non-cash items shall be held by the Pledgor in trust for the Pledgee, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Pledgee in the exact form received by the Pledgor
(duly indorsed by the Pledgor to the Pledgee, if required) and (b) any and all such Proceeds received by the Pledgee (whether from the Pledgor or otherwise) shall be held by the Pledgee as collateral security for the Obligations (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Pledgee, be applied by the Pledgee against the Obligations then due and owing in the following order of priority:

          FIRST, to the payment of all
          reasonable costs and expenses
          incurred by the Pledgee in
          connection with this Agreement, the
          Warehouse Lending Agreement, any
          other Loan Document or any of the
          Obligations, including, without
          limitation, all court costs and the
          reasonable fees and expenses of its
          agents and legal counsel, and any
          other reasonable costs or expenses
          incurred in connection with the
          exercise by the Pledgee of any right
          or remedy under this Agreement, the
          Warehouse Lending Agreement or any
          other Loan Document;

          SECOND, to the satisfaction of all
          other Obligations; and

          THIRD, to the Pledgor or to
          whomsoever may be lawfully entitled
          to receive the same.

     Section 9.     Remedies.  If an Event of Default
shall occur and be continuing, the Pledgee may exercise all rights and remedies of a secured party under the Code, and, to the extent permitted by law, all other rights and remedies granted to the Pledgee in this Agreement and the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations. Without limiting the generality of the foregoing, the Pledgee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other
Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, to the extent permitted by law, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Pledgee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Pledgee shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. The Pledgor further agrees, at the Pledgee's request, to assemble the Collateral and make it available to the Pledgee at places which the Pledgee shall reasonably select, whether at the Pledgor's premises or elsewhere. The Pledgee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Pledgee, including, without limitation, reasonable attorneys' fees and disbursements, to the payment and performance in whole or in part of the Obligations then due and owing, in the order of priority specified in Section 8 hereof, and only after such application and after the payment by the Pledgee of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Pledgee account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, (a) the Pledgor waives all claims, damages and demands it may acquire against the Pledgee arising out of the repossession, retention or sale of the
Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of: them, and (b) if any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay in full all Obligations, including, without limitation, the reasonable fees and disbursements of any attorneys employed by the Pledgee to collect such deficiency, as provided in the Warehouse Lending
Agreement.

     Section 10.    Limitation on Duties Regarding
Preservation of Collateral.   The Pledgee's sole duty
with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Pledgee deals with similar property for its own account. Neither the Pledgee nor any of its respective directors, officers, employees, affiliates or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person.

     Section 11.    Powers Coupled with an Interest.
All
authorizations and agencies herein contained with respect to the Collateral are powers coupled with an interest and are irrevocable until the termination of this Agreement in accordance with Section 12 (a) hereof.

     Section 12.    Release of Collateral and
Termination. (a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms and the security interest created by this Agreement shall not be released until the payment in full of the Obligations shall have occurred and the Commitment and Warehouse Lending Agreement shall have terminated, at which time the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Pledgee and the Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgor, provided that if any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Pledgee upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for, the Pledgor or any other Loan Party or any substantial part of its property, or otherwise, this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, as though such payments had not been made. Upon request of the Pledgor following any such termination, the Pledgee shall deliver (at the sole cost and expense of the Pledgor) to the Pledgor any Collateral held by the Pledgee hereunder, and execute and deliver (at the sole cost and expense of the Pledgor) to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

     (b)  If any of the Collateral shall be sold,
transferred or otherwise disposed of by the Pledgor in a transaction permitted by the Warehouse Lending
Agreement
then the Pledgee shall execute and deliver to the Pledgor
(at the sole cost and expense of the Pledgor) all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

     Section 13.    Interpretation.  In the event of a
conflict between any term of this Agreement and the terms of any of the Warehouse Lending Agreement, the terms of the Warehouse Lending Agreement shall control.

     Section 14.  Notices.    All notices, requests and
demands under this Agreement shall be given in accordance with Section 10.01 of the Warehouse Lending Agreement.
Each of the Pledgor and the Pledgee may change their respective addresses and transmission numbers for notices by notice in the manner provided in this Section 14.

     Section 15.  Counterparts.  This Agreement may be
executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which shall together constitute one and the same agreement.

     Section 16.  Amendments, Waivers, etc.  Neither
this
Agreement nor any terms hereof may be amended, modified or otherwise supplemented except in writing signed by the parties hereto. In the case of any waiver of a Default or Event of Default, any Default or Event of Default waived shall be deemed to be cured and not continuing;
but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     Section 17.  No Waiver; Remedies Cumulative.  No
failure or delay on the part of the Pledgee in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of, or any abandonment or discontinuance of steps to enforce any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other rights, remedies, powers or privileges hereunder or thereunder.
The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and may be exercised singularly or concurrently and are not exclusive of any other rights, remedies, powers or privileges provided by law.

     Section 18.  Benefits of Agreement.  This
Agreement
shall be binding upon and inure to the benefit of the Pledgor and the Pledgee and their respective successors and assigns, except that the Pledgor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Pledgee.

     SECTION 19.  GOVERNING LAW.  THIS AGREEMENT SHALL
BE
CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY, THE
LAWS OF THE STATE OF NEW YORK.

     Section 20.  Headings Descriptive.  The headings
of
the sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provisions of this Agreement.

     Section 21.  Severability.  Any provision of this
Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or thereof or affecting the validity, enforceability or legality of such provisions in any other jurisdiction.

     Section 22.  Submission to Jurisdiction; Venue.
(i)
Any legal action or proceeding against the Pledgor with respect to this Agreement may be brought in the courts of the State of New York located in New York County or of the United States for the Southern District of New
York,
and, by execution and delivery of this Agreement, the Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the right of the Pledgee to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction.

     (ii) The Pledgor irrevocably consents to service
of
process in the manner provided for notices in Section
14
hereof. Nothing in this Agreement will affect the right of the Pledgee to serve process in any other manner permitted by law.

     (iii)     The Pledgor irrevocably waives, to the
extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement to which it is a party in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees, to the extent permitted by law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 23.  WAIVER OF JURY TRIAL.  EACH OF THE
PLEDGOR, AND THE PLEDGEE, BY ITS ACCEPTANCE HEREOF,
HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY
JURY
IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR
INDIRECTLY UNDER OR IN CONNECTION WITH THIS AGREEMENT.

     IN WITNESS WHEREOF, the undersigned has caused this
Agreement to be duly executed and delivered as of the date first above written.

                              AEGIS AUTO FUNDING CORP.
III




By:_________________________________

Title:_________________________



ACKNOWLEDGED AND AGREED AS OF
THE DATE HEREOF BY:

GREENWICH CAPITAL FINANCIAL
  PRODUCTS, INC., as Pledgee



By:________________________
     Title:________________